UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 5, 2010
TEKELEC

(Exact name of registrant as specified in its charter)

California	000-15135	95-2746131

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5200 Paramount Parkway, Morrisville, North Carolina	27560

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (919) 460-5500

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐      Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers	1

i

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     On February 5, 2010, William H. Everett, Executive Vice President and Chief Financial Officer of Tekelec (the “Company”), notified the Company that he will resign as an executive officer and employee of the Company effective as of March 31, 2010 (the “Retirement Date”).
     In connection with Mr. Everett’s resignation and in the interest of ensuring a smooth and orderly transition of his duties and responsibilities as an executive officer of the Company, Mr. Everett and the Company have entered into an Employment Separation Agreement (the “Agreement”) dated as of February 10, 2010 (the “Agreement Date”), pursuant to which Mr. Everett resigns, effective as of the Retirement Date, as an executive officer and employee of the Company and from any and all positions that he holds with the Company’s subsidiaries. Under the Agreement, Mr. Everett will continue to be paid his current base salary through the Retirement Date and will also remain eligible to receive any bonus that may become payable to him under the Company’s 2009 Executive Officer Bonus Plan, even if the Retirement Date occurs prior to the payment date for such bonus. Mr. Everett will not be eligible to participate in any bonus plan of the Company for any period beginning on or after January 1, 2010.
     In the Agreement, Mr. Everett acknowledges that neither the Agreement nor his retirement from the Company thereunder entitle him to receive any severance pay or benefits under the Company’s 2007 Officer Severance Plan (the “2007 Plan”). The Agreement does not, however, affect Mr. Everett’s eligibility for or entitlement to any severance pay or benefits that, after the Agreement Date and prior to the Retirement Date, he may become entitled to receive under the 2007 Plan.
     Under the Agreement, Mr. Everett agrees to provide consulting services to the Company for an initial consulting period of nine months following the Retirement Date and for an additional consulting period of twelve months thereafter. The Company will pay to Mr. Everett (i) for the initial consulting period, a consulting fee of $100,000 for up to 25 days of consulting services and consulting fees of $2,500 for each additional day of services and (ii) for the subsequent consulting period, consulting fees of $2,500 for each day of services.
     The Company has commenced a search for a successor to Mr. Everett and will consider both internal and external candidates. On February 8, 2010, the Company’s Board of Directors appointed Greg Rush, who is currently the Company’s Vice President, Corporate Controller and Chief Accounting Officer, to assume the additional position of interim Chief Financial Officer, effective March 31, 2010, and to serve in that position until Mr. Everett’s successor is appointed. Mr. Rush joined the Company as Vice President and Corporate Controller in May 2005 and became Vice President, Corporate Controller and Chief Accounting Officer in May 2006. From May 2000 until joining the Company, Mr. Rush served as Senior Director of Finance, External Reporting and Acquisitions of Siebel Systems, Inc. Mr. Rush is 42 years old.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tekelec
Dated: February 11, 2010	By:	/s/ Franco Plastina
Franco Plastina
President and Chief Executive Officer

2